Investors Capital Holdings, Ltd. Report on form 10-Q	Quarter Ended December 31, 2011

Exhibit 32.1

CERTIFICATION

I, Timothy B. Murphy, certify that this report on Form 10-Q fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this report fairly presents, in all material respects, the financial condition and results of operations of Investors Capital Holdings, Ltd.

Date: February 14, 2012

By: /s/ Timothy B. Murphy

Timothy B. Murphy, President,
Chief Executive Officer and Director
(Principal Executive Officer)